                                                                   EXHIBIT 99(i)


DYKEMAGOSSETT PLLC


October 12, 2001
Page 1



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                                October 26, 2001


Ambassador Funds
211 West Fort Street, Suite 720
Detroit, Michigan  48226

Ladies and Gentlemen:

         As counsel for Ambassador Funds, a Delaware business trust (the "Trust"), we have examined the proceedings taken and being taken for the registration by the Trust under the Securities Act of 1933, as amended, of an indefinite number of shares (the "Shares") of beneficial interest, no par value. The Shares have been so requested and the Trust is on this date filing a Post-Effective Amendment to its Registration Statement on Form N-1A (Reg. No. 333-36796) (the "Registration Statement"). We have examined all instruments, documents and records which, in our opinion, were necessary for the purpose of rendering this opinion. Based upon our examination, we are of the opinion that the Shares will be, if and when issued by the Trust in the manner and upon the terms set forth in the Registration Statement, validly authorized and issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Trust's Registration Statement on Form N-1A, as it may be amended.




                                                      Sincerely,

                                                      /s/ Dykema Gossett PLLC



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